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                                  EXHIBIT 99.1

        WRITTEN COMPENSATION AGREEMENT BETWEEN REGISTRANT AND MR. GOODALL




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                             COMPENSATION AGREEMENT

               Agreement dated as of the 25th day of October, 2001 by and between Jack Goodall ("Optionee") and Rubio's Restaurants, Inc., a Delaware corporation (the "Corporation").


                               W I T N E S S E T H

               WHEREAS, Optionee is to provide services to the Corporation pursuant to a consulting agreement between the parties dated October 25, 2001, and the Corporation wishes to provide an equity incentive to Optionee to provide such services.

               NOW, THEREFORE, in consideration of the above premises, the parties hereto agree as follows:

               1. On October 25, 2001, Optionee was granted an option to acquire 25,000 shares of the Corporation's Common Stock (the "Option") under the terms and conditions set forth in the Non-Statutory Stock Option Agreement, attached hereto as Exhibit A.

               2. Corporation and Optionee acknowledge and agree that the Option is granted as compensation for services and not for any capital-raising purposes or in connection with any capital-raising activities.

               3. This agreement is intended to constitute a written employee benefit plan within the meaning of Rule 405 of the Securities Act of 1933, as amended.

               4. Nothing herein or in the Non-Statutory Stock Option Agreement shall confer upon Optionee any right to continue in the Corporation's service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee's service at any time for any reason, with or without cause.

               IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.



OPTIONEE:                                   RUBIO'S RESTAURANTS, INC.



/s/ Jack Goodall                            By:      /s/ Ralph Rubio
----------------------------                       -----------------------------

                                            Title:   CEO
                                                   -----------------------------


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                                    EXHIBIT A

                      NON-STATUTORY STOCK OPTION AGREEMENT

                       [See Exhibit 99.2 filed as part of
                          this Registration Statement]